Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

     The undersigned, as the President, Secretary and Treasurer (the equivalent of the chief financial officer and chief executive officer) of New Jersey Acquisition, Inc. certifies that, to the best of his knowledge and belief, the quarterly report on Form 10-QSB for the three months ended March 31, 2004, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of New Jersey Acquisition, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Dated:   May 17, 2004

/s/ Douglas G. Furth

Douglas G. Furth, President,
Secretary and Treasurer